       As filed with the Securities and Exchange Commission on December 20, 1996
                                              Registration No. 333-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                             SYNBIOTICS CORPORATION
             (Exact name of registrant as specified in its charter)
            CALIFORNIA                                 95-3737816
    (State or other jurisdiction           (IRS Employer Identification No.)
  of incorporation or organization)

                               11011 VIA FRONTERA
                          SAN DIEGO, CALIFORNIA 92127
            (Address of principal executive offices)    (Zip Code)
                            -----------------------

INTERNATIONAL CANINE GENETICS, INC. AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                           (Full title of the plan)
                           ------------------------

                                KENNETH E. COHEN
                            CHIEF EXECUTIVE OFFICER
                             SYNBIOTICS CORPORATION
                11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127
                    (Name and address of agent for service)
                                 (619) 451-3771
         (Telephone number, including area code, of agent for service)
                            -----------------------

            This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises effected under the International Canine Genetics, Inc. Amended and Restated 1992 Stock Option Plan.
                            ------------------------


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of                                                     Proposed maximum        Proposed maximum
securities to                             Amount to be        offering price             aggregate            Amount of
be registered                              registered             per share           offering price       registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock (under
International Canine Genetics,            99,138 (1)         $25.17 (2)              $943,792.90 (2)          $286.00
Inc. Amended and Restated 1992
Stock Option Plan)

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the International Canine Genetics, Inc. Amended and Restated 1992 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, on the basis that 40,958 options have an exercise price of $4.49 per share, 11,590 options have an exercise price of $4.85 per share, 26,084 options have an exercise price of $7.19 per share and 20,506 options have an exercise price of $25.17 per share.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Synbiotics Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995;

          (b) The Company's Quarterly Reports on Form 10-QSB for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (c) The Company's Form S-4 Registration Statement, filed with the Commission on August 16, 1996, as Registration No. 333-10343 (and all amendments thereto);

          (d) The Company's Current Report on Form 8-K, filed with the Commission on November 25, 1996.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     A copy of any of the above documents will be furnished to each participant in the International Canine Genetics, Inc. Amended and Restated 1992 Stock Option Plan, without charge, upon written or oral request to the Corporate Secretary, Synbiotics Corporation, 11011 Via Frontera, San Diego, California 92127, or upon telephoning the Company at (619) 451-3771.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

         (b) Article VIII, Section 4 of the Bylaws of the Company provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, subject to certain limitations. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company (or was serving at the Company's request as a director, officer, employee or agent of another corporation) may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

         (c) Article Seventh of the Company's Restated Articles of Incorporation provides that liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California Law. Article Eighth of the Company's Restated Articles of Incorporation further provides that the Company is authorized to indemnify agents (as defined in Section 317 of the California Law) in excess of the indemnification otherwise permitted by Section 317, subject to the limits set forth in Section 204 of the California Law.

         (d) Pursuant to authorization provided under the Restated Articles of Incorporation, the Company has entered into indemnification agreements with its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California Law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending an action, suit or proceeding. In order to receive an advance of expenses, the individual must undertake to repay such advance upon a determination that he or she is not entitled to indemnification. The Company's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS


         Exhibit Number  Exhibit
         --------------  -------
         4.1             Specimen Stock Certificate.
         5.1             Opinion and consent of Brobeck, Phleger & Harrison LLP.
        23.1             Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5.1 of this Registration Statement on
                         Form S-8).
        23.2             Consent of Price Waterhouse LLP, independent accountants.
        23.3             Consent of Coopers & Lybrand L.L.P., independent accountants.
        24.1             Power of Attorney.  Reference is made to the signature page of this Registration Statement on Form S-8.
        99.1(1)          International Canine Genetics, Inc. Amended and Restated 1992 Stock Option Plan.
        99.2(2)          Form of International Canine Genetics, Inc. Grant of Nonstatutory Stock Option under the Amended and
                         Restated 1992 Stock Option Plan.
        99.3(2)          Form of International Canine Genetics, Inc. Grant of Incentive Stock Option under the Amended and Restated
                         1992 Stock Option Plan.

-----------------------------------------

(1) Incorporated herein by reference to Exhibit A to International Canine Genetics, Inc.'s Proxy Statement for Annual Meeting of Stockholders to be held October 27, 1995 filed with the Securities and Exchange Commission.

(2) Incorporated herein by reference to Exhibit 10.2 to International Canine Genetics, Inc.'s Registration Statement on Form S-1 and amendments thereto as declared effective by the Securities and Exchange Commission on March 23, 1993.

ITEM 9.  UNDERTAKINGS

         1. The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement.

            (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

  2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 19th day of December, 1996.

                                 SYNBIOTICS CORPORATION

                                 By: /s/ KENNETH M. COHEN
                                     ------------------------------------
                                    Kenneth M. Cohen
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth M. Cohen and Michael K. Green, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement related to this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                Date
---------                               -----                                ----

/s/ KENNETH M. COHEN
-------------------------------
Kenneth M. Cohen                        Chief Executive Officer,
                                        President and Director
                                        (Principal Executive Officer)        December 19, 1996

/s/ MICHAEL K. GREEN
-------------------------------
Michael K. Green                        Vice President--Finance and
                                        Chief Financial Officer
                                        (Principal Financial Officer)        December 19, 1996

/s/ KEITH A. BUTLER
-------------------------------
Keith A. Butler                         Corporate Controller
                                        (Chief Accounting Officer)           December 19, 1996

/s/ DONALD E. PHILLIPS
-------------------------------
Donald E. Phillips                      Chairman of the Board                December 19, 1996

/s/ JAMES C. DECESARE
-------------------------------
James C. DeCesare                       Director                             December 19, 1996

/s/ BRENDA D. GAVIN
-------------------------------
Brenda D. Gavin                         Director                             December 19, 1996

/s/ M. BLAKE INGLE
-------------------------------
M. Blake Ingle                          Director                             December 19, 1996

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
NUMBER                                        DOCUMENT
-------                                       --------
 4.1      Specimen Stock Certificate.
 5.1      Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1      Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5.1).
23.2      Consent of Price Waterhouse LLP, independent accountants.
23.3      Consent of Coopers & Lybrand L.L.P., independent accountants.
24.1      Power of Attorney.  Reference is made to the signature page of this Registration Statement.
99.1(1)   International Canine Genetics, Inc. Amended and Restated 1992 Stock Option Plan.
99.2(2)   Form of International Canine Genetics, Inc. Grant of Nonstatutory Stock Option under the Amended and Restated 1992 Stock
          Option Plan.
99.3(2)   Form of International Canine Genetics, Inc. Grant of Incentive Stock Option under the Amended and Restated 1992 Stock
          Option Plan.

-----------------------------------------

    (1) Incorporated herein by reference to Exhibit A to International Canine Genetics, Inc.'s Proxy Statement for Annual Meeting of Stockholders to be held October 27, 1995 filed with the Securities and Exchange Commission.

    (2) Incorporated herein by reference to Exhibit 10.2 to International Canine Genetics, Inc.'s Registration Statement on Form S-1 and amendments thereto as declared effective by the Securities and Exchange Commission on March 23, 1993.